Exhibit 99.12
                                                                   Exhibit 4

                            FERRELL COMPANIES, INC.
                           SUPPLEMENTAL SAVINGS PLAN

















                            Restated January 1, 2000

FERRELL COMPANIES, INC.
SUPPLEMENTAL SAVINGS PLAN


Table of Contents                                                          Page
-----------------                                                         ------
INTRODUCTION ..............................................................  1

ARTICLE I - GENERAL
Section 1.1 Effective Date ................................................  2
Section 1.2 Purpose .......................................................  2
Section 1.3 Intent ........................................................  2

ARTICLE II - DEFINITIONS AND USAGE
Section 2.1 Definitions ...................................................  3
Section 2.2 Usage .........................................................  5

ARTICLE III - ELIGIBILITY AND PARTICIPATION
Section 3.1 Eligibility ...................................................  6
Section 3.2 Participation .................................................  6
Section 3.3 Agreement Procedures ..........................................  6

ARTICLE IV - PARTICIPANT ACCOUNTS
Section 4.1 Accounts ......................................................  7
Section 4.2 Participant Deferrals .........................................  7
Section 4.3 [RESERVED] ....................................................  7
Section 4.4 Company Contributions .........................................  7
Section 4.5 Discretionary Contributions ...................................  7
Section 4.6 Investment Procedure ..........................................  7
Section 4.7 Valuation of Accounts .........................................  7

ARTICLE V - PAYMENT OF BENEFITS
Section 5.1 Entitlement to Benefit Payments ...............................  9
Section 5.2 Commencement of Benefit Payments ..............................  9
Section 5.3 Hardship Withdrawals ..........................................  9

ARTICLE VI - PAYMENT OF BENEFIT ON OR AFTER DEATH
Section 6.1 Commencement of Savings Payments .............................. 10
Section 6.2 Designation of Beneficiary .................................... 10

ARTICLE VII - ADMINISTRATION
Section 7.1 General ....................................................... 11
Section 7.2 Administrative Rules .......................................... 11
Section 7.3 Duties ........................................................ 11
Section 7.4 Fees .......................................................... 11

ARTICLE VIII - CLAIMS PROCEDURE
Section 8.1 General ....................................................... 12
Section 8.2 Denials ....................................................... 12
Section 8.3 Notice ........................................................ 12
Section 8.4 Appeals Procedure ............................................. 12
Section 8.5 Review ........................................................ 12

ARTICLE IX - MISCELLANEOUS PROVISIONS
Section 9.1 Amendment ..................................................... 13
Section 9.2 Termination ................................................... 13
Section 9.3 No Assignment ................................................. 13
Section 9.4 Incapacity .................................................... 13
Section 9.5 Successors and Assigns ........................................ 13
Section 9.6 Governing Law ................................................. 13
Section 9.7 No Guarantee of Employment .................................... 13
Section 9.8 Severability .................................................. 14
Section 9.9 Notification of Addresses ..................................... 14
Section 9.10 Bonding ...................................................... 14

FERRELL COMPANIES, INC.
SUPPLEMENTAL SAVINGS PLAN

INTRODUCTION


WHEREAS, Ferrell Companies, Inc. (the "Company"), has heretofore established the Ferrell Companies, Inc. 401(k) Investment Plan (the "Savings Plan") for its eligible employees; and

WHEREAS, the Company has also heretofore established this Ferrell Companies, Inc. Supplemental Savings Plan (the "Supplemental Plan") to provide a select group of management or highly compensated employees with supplemental retirement income; and

WHEREAS, the Company now wishes to modify the relationship between the Supplemental Plan and the Savings Plan;

NOW, THEREFORE, the Company hereby amends and restates the Supplemental Plan as hereinafter provided.

ARTICLE I
GENERAL


I. 1.1 Effective Date. The provisions of this restatement of the Supplemental Plan shall be effective as of January 1, 2000. The rights, if any, of any person whose status as an employee of the Company and its subsidiaries and affiliates, if any, has terminated shall be determined pursuant to the Supplemental Plan as in effect on the date such employee terminated, unless a subsequently adopted provision of the Supplemental Plan is made specifically applicable to such person.

1.2 Purpose. The purpose of the Supplemental Plan is to provide Participants with the opportunity to defer income to their retirement in amounts greater than those that may be contributed to the Savings Plan due to application of (i) the actual deferral percentage test under Code Section 401(k)(3), (ii) the actual contribution percentage test under Code Section 401(m)(2), (iii) the limit on the amount of compensation that may be considered under Code Section 401(a)(17), and (iv) the dollar limitation (but not the percentage-of-compensation limitation) on annual additions to a defined contribution plan under Code
Section 415.

1.3 Intent. The Supplemental Plan is intended to be (and shall be construed and administered as) an "employee pension benefit plan" under the Employee
Retirement Income Security Act of 1974 ("ERISA"), which is unfunded and maintained by the Company solely to provide retirement income to a select group of management or highly compensated employees, as such group is described in Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. The Supplemental Plan is not intended to be a plan described in Section 401(a) of the Code. The obligation of the Company to make payments under the Supplemental Plan constitutes nothing more than an unsecured promise to make such payments, and any property of the Company that may be set aside for the payment of benefits under the Supplemental Plan shall, in the event of the Company's bankruptcy or insolvency, remain subject to the claims of the Company's general creditors until such benefits are distributed in accordance with Article V herein.

ARTICLE II
DEFINITIONS AND USAGE


2.1 Definitions. Wherever used in the Supplemental Plan, the following words and phrases shall have the meaning set forth below, unless the context plainly requires a different meaning:

(a)"Account" means the account established on behalf of the Participant, as described in Section 4.1.

(b)"Administrator" means the person or persons described in Article VII.

(c)  "Allocation   Limitation"   means  the  dollar   limitation  (but  not  the
percentage-of-compensation   limitation)  on  annual   additions  to  a  defined
contribution plan under Code Section 415.

(d)"Board" means the governing body of the Company.

(e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(f) "Committee" means the executive compensation committee of the Board, if any, otherwise, the Board or its designee.

(g)"Company" means Ferrell Companies, Inc., and any successor thereto.

(h) "Compensation" means compensation as defined under the Savings Plan for purposes of determining allocations to a Participant's account, without regard to any limitation on compensation under Code Section 401(a)(17). In no event may Compensation for a Savings Plan Year or a Plan Year exceed the amount set by the Board for such Year.

(i) "Compensation Limitation" means, with respect to a Savings Plan Year, the limitation on compensation determined under Code Section 401(a)(17) and Treasury Regulations promulgated thereunder.

(j) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(k) "Excess Deferrals" means the elective contributions a Participant would have made to the Savings Plan, based on his or her elections under that Plan, were it not for the application of the actual deferral percentage test under Code
Section 401(k)(3).

(l) "Excess Match" means the matching contributions that would have been made on a Participant's behalf to the Savings Plan, based on his or her elections under that Plan, were it not for the application of the actual contribution percentage test of Code Section 401(m)(2).

(m) "Participant" means an eligible employee of the Company who is participating in the Supplemental Plan in accordance with Article III.

(n)"Plan Year" means the calendar year.

(o) "Salary Reduction Agreement" or "Agreement" means an agreement between a Participant and the Company pursuant to which the Participant agrees to a reduction in his or her Compensation before such Compensation is earned by the Participant, in exchange for the Company's promise to credit an equal amount to the Participant's Account under the Supplemental Plan.

(p)"Savings Plan" means the Ferrell Companies, Inc. 401(k) Investment Plan.

(q)"Savings Plan Year" means the plan year under the Savings Plan.

(r)"Supplemental Plan" means the Ferrell Companies, Inc. Supplemental Savings Plan, as set forth herein.

(s)"Unforeseeable Emergency" means severe financial hardship to a Participant resulting from:

(i)A sudden and unexpected illness of the Participant or his or her dependent (as defined in Section 152(a) of the Code);

(ii)Loss of the Participant's property due to casualty; or

(iii) Other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Neither the need to send a Participant's child to college nor the desire to purchase a home shall constitute an Unforeseeable Emergency.

(t) "Valuation Date" means the last business day of each calendar quarter and such other dates as determined from time to time by the Administrator.

(u) "Vested Account Balance" means that portion, if any, of a Participant's Account that is vested, determined as follows: (i) the portion of a Participant's Account attributable to deferrals credited pursuant to Section 4.2 of the Supplemental Plan shall at all times be 100% vested, (ii) the portion of a participant's Account attributable to contributions credited pursuant to
Section 4.4 of the Supplemental Plan shall be vested as if such contributions had been made under the applicable provisions of the Savings Plan, and (iii) the portion of a Participant's Account attributable to contributions credited pursuant to Section 4.5 of the Supplemental Plan shall be vested as determined by the Committee and communicated to the Participant under procedures established by the Administrator.

2.2 Usage. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

ARTICLE III
ELIGIBILITY AND PARTICIPATION


3.1 Eligibility. The Committee shall designate from time to time those employees of the Company who shall participate in the Supplemental Plan; provided, however, that such employees must be eligible to defer into the Savings Plan for the Plan Year and must be members of a select group of management or highly compensated employees, as such group is described in Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

3.2 Participation. An employee of the Company shall commence participation in the Supplemental Plan as of the first day of the Plan Year designated by the Committee. The participation of any Participant may be suspended or terminated by the Committee at any time, but no such suspension or termination shall operate to reduce the balance in the Account of the Participant as of the Valuation Date that precedes or coincides with the date of such suspension or termination without such Participant's consent. An employee shall cease to be a Participant when he or she terminates employment with the Company and the balance in his or her Account has been distributed under the terms of the Plan.

3.3 Agreement Procedures.

(a) Each Participant and the Company may execute one or more Salary Reduction Agreements for the portion of the Participant's Compensation that shall be credited to his Account in accordance with Section 4.2. Such Agreement shall be effective only with respect to Compensation earned after the Agreement becomes effective. No more than one Salary Reduction Agreement may be entered into with respect to a Plan Year.

(b) Any Agreement shall be properly completed, executed and delivered to the Administrator prior to the first day of the Plan Year for which the Agreement is to be effective. No Agreements will be accepted after January 1 of any Plan Year.

(c) An Agreement shall be effective no earlier than the date on which it is delivered to the Administrator and shall continue in effect for all succeeding Plan Years unless modified or revoked.

ARTICLE IV
PARTICIPANT ACCOUNTS


4.1 Accounts. The Administrator shall establish and maintain one or more Accounts for each Participant, consisting of amounts credited to such Account pursuant to Sections 4.2, 4.4 and 4.5, below. All amounts credited to a Participant's Account shall be credited solely for purposes of accounting and computation, and they shall remain assets of the Company subject to the claims of the Company's general creditors. A Participant shall have no interest in or right to such Account at any time.

4.2 Participant Deferrals. The Administrator shall credit to a Participant's Account for a Plan Year such amount as the Participant elects under a Salary Reduction Agreement (if any) for that Plan Year. A Participant may elect to defer up to:

(a)25% of the Compensation earned during the Plan Year; plus

(b) An additional amount of such Compensation equal to the sum of the Excess Deferrals and Excess Match (including any income thereon) distributed to the Participant from the Savings Plan during that Plan Year. 4.[RESERVED]


4.4 Company Contributions. Each Savings Plan Year, a Participant's Account shall be credited with an amount equal to the employer contributions (matching and non-elective) which otherwise would have been allocated to the Participant's account under the Savings Plan for such Year, if not for the Allocation Limitation and the Compensation Limitation.

4.5 Discretionary Contributions. The Company, in its sole discretion, may cause the Administrator to credit an additional amount to a Participant's Account for any Plan Year.

4.6 Investment Procedure. All amounts in a Participant's Account shall be deemed invested in a fund determined by the Committee. The Committee shall retain overriding discretion over the selection of investment vehicles, and the Committee may change, alter or modify its investment policy as it deems appropriate from time to time. Any such change, alteration or modification shall be communicated to the Participants under procedures adopted by the Committee.

4.7 Valuation of Accounts. The value of a Participant's Account shall be determined from time to time by the Administrator in the following manner:

(a) The income and expense, gains, and losses, both realized and unrealized, from such deemed investments as are required under Section 4.6 shall be determined by the Administrator. The amount so determined shall be allocated proportionately to the Accounts of Participants, in accordance with procedures established by the Administrator.

(b) All Company contributions for a Participant shall be credited to the Account of the Participant in accordance with Sections 4.2, 4.4 and 4.5, as applicable.

(c) Each Participant's Account shall be valued as of the Valuation Date, or more frequently as determined in the sole discretion of the Administrator, and shall again be valued as of the date that a Participant receives a payment under the Supplemental Plan, in accordance with the procedures established by the Administrator.

(d) A Participant's Account shall be reduced by the amount of any benefits distributed to or on behalf of the Participant pursuant to Article V.

(e) All allocations to and deductions  from a  Participant's  Account under this
Section 4.7 shall be deemed to have been made on the applicable Valuation Date, in the order of priority set forth in this Section 4.7, even though actually determined at a later date.

ARTICLE V
PAYMENT OF BENEFITS


5.1 Entitlement to Benefit Payments. Upon a Participant's separation from service with the Company, the Participant shall be entitled to his or her Vested Account Balance, payable by the Company in the form set forth in Section 5.2. Notwithstanding the foregoing, if a Participant's separation from service is the result of termination "for cause," no benefits shall be payable to the Participant under the Supplemental Plan and his or her Vested Account Balance shall be zero. Any amounts forfeited under the Supplemental Plan due to a termination "for cause" will be released from the accounts of the Supplemental Plan and transferred to the general asset account of the Company. A Participant shall be deemed to have been terminated "for cause" if his or her employment is terminated as a result of the Participant's fraud, misappropriation or embezzlement of Company funds or property. The Committee shall determine whether a Participant's separation from service is "for cause."

5.2 Commencement of Benefit Payments. Unless otherwise determined by the Committee, the Participant's Vested Account Balance shall be paid to him or her in the same form as, and shall commence and cease being paid coincident with, the benefit payable to the Participant under the Savings Plan.

5.3 Hardship Withdrawals. In the event of a Participant's Unforeseeable Emergency, the Committee may, in its sole discretion, pay out all or part of such Participant's Vested Account Balance, to the extent reasonably necessary to relieve such Unforeseeable Emergency. No payment shall be made under this Section to the extent a Participant's Unforeseeable Emergency may be relieved:

(a)Through reimbursement or compensation by insurance or otherwise;

(b) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(c)By cessation of the Participant's deferrals under the Supplemental Plan.

ARTICLE VI
PAYMENT OF BENEFITS ON OR AFTER DEATH


6.1 Commencement of Savings Payments. If a Participant dies before receiving his or her entire Vested Account Balance, the remainder of the Account otherwise payable with respect to the Participant shall be paid to the Participant's beneficiary or beneficiaries as a single lump-sum amount within sixty (60) days of the Valuation Date following the date on which the Administrator is notified of the Participant's death.

6.2 Designation of Beneficiary. Unless a Participant files a designation of beneficiary form with the Administrator pursuant to this Section 6.2, any designation of a beneficiary under the Savings Plan shall also be effective under this Plan. A Participant may, by written instrument delivered to the Administrator during the Participant's lifetime, designate one or more primary and contingent beneficiaries to receive the Participant's Vested Account Balance following the Participant's death, and may designate the proportions in which such beneficiaries are to receive such payments. A Participant may change such designations from time to time, and the last written designation filed with the Administrator prior to the Participant's death shall control. If a Participant fails to specifically designate a beneficiary, or if no designated beneficiary survives the Participant, payment shall be made by the Administrator in the following order of priority:

(a)To the Participant's surviving spouse; or if none,

(b)To the Participant's children, per stirpes; or if none,

(c)To the Participant's estate.

ARTICLE VII
ADMINISTRATION


7.1 General. The Administrator shall be the Committee, or such other person or persons as designated by the Board. Except as otherwise specifically provided in the Supplemental Plan, the Administrator shall be responsible for the administration of the Supplemental Plan. The Administrator shall be the "named fiduciary," within the meaning of Section 402(c)(2) of ERISA.

7.2 Administrative Rules. The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Supplemental Plan.

7.3 Duties. The Administrator shall have the following rights, powers and duties:

(a) The decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon each Participant and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth.

(b) The Administrator shall have the duty and authority to interpret and construe the provisions of the Supplemental Plan; to decide any question which may arise regarding the rights of employees, Participants and beneficiaries, and the amounts of their respective interests; to adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Supplemental Plan; and to exercise any other rights, powers or privileges granted to the Administrator by the terms of the Supplemental Plan.

(c) The Administrator shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to the Participants and their rights and duties under the Supplemental Plan. The Administrator shall have the duty to maintain Account records of all Participants.

(d) The Administrator shall cause the principal provisions of the Supplemental Plan to be communicated to the Participants, and a copy of the Supplemental Plan and other documents shall be available at the principal office of the Company for inspection by the Participants at reasonable times determined by the Administrator.

(e) The Administrator shall periodically report to the Committee with respect to the status of the Supplemental Plan.

7.4 Fees. No fee or compensation shall be paid to any person for services as the Administrator.

ARTICLE VIII
CLAIMS PROCEDURE


8.1 General. Any claim for benefits under the Supplemental Plan shall be filed with the Administrator by a Participant or beneficiary (a "claimant") on the form prescribed for such purpose by the Administrator.

8.2 Denials. If a claim for benefits under the Supplemental Plan is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Administrator within a reasonable period of time after receipt of the claim by the Administrator.

8.3 Notice. Any claimant who is denied a claim for benefits shall be furnished written notice setting forth:

(a)The specific reason or reasons for the denial;

(b)Specific reference to the pertinent provision of the Supplemental Plan upon which the denial is based;

(c)A description of any additional material or information necessary for the claimant to perfect the claim; and

(d)An explanation of the claim review procedure under the Supplemental Plan.

8.4 Appeals Procedure. In order that a claimant may appeal a denial of a claim, the claimant or the claimant's duly authorized representative may:

(a) Request a review by written application to the Administrator, or its designee, no later than sixty (60) days after receipt by the claimant of written notification of denial of a claim;

(b)Review pertinent documents; and

(c)Submit issues and comments in writing.

8.5 Review. A decision on review of a denied claim shall be made not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred and twenty (120) days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reasons for the decision and specific references to the pertinent provisions of the Supplemental Plan on which the decision is based.

ARTICLE IX
MISCELLANEOUS PROVISIONS


9.1 Amendment. The Company reserves the right to amend the Supplemental Plan, in any manner that it deems advisable, by a resolution of the Board. No amendment shall, without a Participant's consent, affect the amount of that Participant's Vested Account Balance at the time the amendment becomes effective or the right of that Participant to receive a distribution of his or her Vested Account Balance.

9.2 Termination. The Company reserves the right to terminate the Supplemental Plan at any time. No termination shall, without a Participant's consent, affect the amount of that Participant's Vested Account Balance prior to the termination or the right of that Participant to receive a distribution of his or her Vested Account Balance.

9.3 No Assignment. No Participant shall have the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payment of any Participant's debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of any Participant's bankruptcy, insolvency or otherwise.

9.4 Incapacity. If any person to whom a benefit is payable under the Supplemental Plan is an infant, or if the Administrator determines that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Administrator may cause the payments becoming due to such person to be made to another for his benefit. Payments made pursuant to this Section shall, as to such payment, operate as a complete discharge of the Supplemental Plan, the Company, the Committee and the Administrator.

9.5 Successors and Assigns. The provisions of the Supplemental Plan are binding upon and inure to the benefit of the Company and its successors and assigns, and to each Participant and his or her beneficiaries, heirs, legal representatives and assigns.

9.6 Governing Law. The Supplemental Plan shall be subject to and construed in accordance with the laws of the State of Missouri, to the extent not pre-empted by the provisions of ERISA.

9.7 No Guarantee of Employment. Nothing contained in the Supplemental Plan shall be construed as a contract of employment nor be deemed to give any Participant the right to be retained in the employ of the Company or any equity or other interest in the assets, business or affairs of the Company.

9.8 Severability. If any provision of the Supplemental Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Supplemental Plan, but the Supplemental Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

9.9 Notification of Addresses. Each Participant and each beneficiary shall file with the Administrator, from time to time, in writing, the post office address of the Participant, the post office address of each beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such address was filed with the Administrator, then to the last post office address of the Participant or beneficiary as shown on the Company's records) shall be binding on the Participant and each beneficiary for all purposes of the Supplemental Plan, and neither the Administrator nor the Company shall be obligated to search for or ascertain the whereabouts of any Participant or beneficiary.

9.10 Bonding. The Administrator and all agents and advisors employed by it shall not be required to be bonded, except as otherwise required by ERISA.

IN WITNESS WHEREOF, the Company has caused this restatement of the Supplemental Plan to be executed by its duly authorized officers on this ________ of December, 1999.

FERRELL COMPANIES, INC.



By:__________________________________      By:______________________________
Danley K. Sheldon                          Kevin T. Kelly
President and CEO                          Vice President and CFO

Date:________________________________      Date:_____________________________